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CUSIP No. 743737108
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                            EXHIBIT 1 TO SCHEDULE 13G

     Keeley Asset Management Corp., Kamco Performance Limited Partnership and Kamco Limited Partnership No. 1 agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

     Dated this 31st day of January, 2003.


KEELEY ASSET MANAGEMENT CORP.


/s/ John L. Keeley, Jr.
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John L. Keeley, Jr., President


KAMCO PERFORMANCE LIMITED PARTNERSHIP


/s/ John L. Keeley, Jr.
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John L. Keeley, Jr., General Partner


KAMCO LIMITED PARTNERSHIP NO. 1


/s/ John L. Keeley, Jr.
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John L. Keeley, Jr., General Partner


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